PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2074


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $550,000,000       Original Issue Date:    January 26, 2001

CUSIP Number:      59018Y DN8         Stated Maturity Date:   January 26, 2006

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[ ]  Regular Floating Rate Note        [ ]  Actual/360

[ ]  Inverse Floating Rate Note        [X]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual

Interest Rate Basis:
--------------------
[ ]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate

   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:          Not Applicable    Minimum Interest Rate: Not Applicable

Spread:                  Not Applicable    Maximum Interest Rate: Not Applicable

Initial Interest Rate:   6.1500%           Spread Multiplier:     Not Applicable


Interest Reset:            Not Applicable

Interest Payment Dates:    Each January 26th and July 26th, commencing on July
                           26th, 2001, subject to Following Business Day
                           Convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.


Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     January 23, 2001